Exhibit 99.1

Defining The Quantum Reality May 2026

2 Today's Agenda Executive Summary 3 Practical Quantum Computing: Today, Not Tomorrow 10 Pasqal's Commercial Success 16 Pasqal's Technology Advantage 22 Growth Execution & Financial Position 32

Executive Summary 3

Pasqal

Our Mission Is To Be A Global Leader In This New Era of Computing To Solve High Value Problems That Matter

Optimization: Go through trillions of possibilities to find the optimal one, in real time.

Simulation: Discover and design high value molecules and materials using computational methods.

GLOBAL LEADER IN OPERATIONAL HIGH COMPLEXITY QUANTUM COMPUTERS

Pasqal has 7 Quantum Processing Units (QPUs) in commercial use (installed) today with 3 more in production. All QPUs operate in standard data and supercomputing centers. Pasqal's commercial systems support 25+ commercial use cases for global clients.

DELIVERING QUANTUM ADVANTAGE TODAY SCALABLE HARDWARE AND SOFTWARE PLATFOMR THAT DELIVERS ANALOG TODAY, FAULT TOLERANT TOMORROW

Pasqal is among a select group of quantum computing companies to have reached 1,000+ qubits on a single machine. Pasqal expects to deliver 10,000+ physical qubits and 200+ logical qubits with 99.9999% fidelity in 2029. Pasqal has delivered **quantum advantage in materials science** of existing rare earth magnetic material.

FOCUSED ON KEY VERTICALS AND USE CASES WITH LEADING GLOBAL ENTERPRISES AS KEY CUSTOMERS

Oil & Gas: Aramco
Financial Services: Credit Agricole
Specialty Materials: LG Electronics
Logistics: CMA-CGM

4

What Differentiates Pasqal

COMMERCIAL QUANTUM COMPUTING PLATFORM AVAILABLE TODAY TO SOLVE HIGH VALUE BUSINESS PROBLEMS THAT MATTER

1. Commercial quantum computing platform that uniquely enables both analog and fault tolerant quantum computing at scale.
2. Full-stack offering across hardware, software and cloud, enabling low friction customer adoption.
3. Commercial traction with global blue-chip customers, industry leading 10 high qubit count systems[(1)], and ~€66M of booked / awarded business[(2)].

THE LEADING NEUTRAL ATOM TECHNOLOGY, PATHWAY TO HIGHEST LOGICAL QUBIT COUNT.

4. Pasqal's neutral atom technology with highest scalability, demonstrated quantum advantage and real-world applications. Operates in standard data centers without deep cryogenic cooling, uses only 4 kW of power.
5. World-class founding team led by Nobel Laureate Alain Aspect and John S. Bell Prize winner Antoine Browaeys.

WELL CAPITALIZED WITH $550M RAISED TO DATE[(3)].

(1) Includes 3 QPUs currently in production.
(2) Includes grants; as of March 2026.
(3) Includes $250M Committed Convertible Financing initially announced in connection with Business Combination.



5

Pasqal At A Glance

Pasqal

Delivering real-world business solutions today from cutting edge scientific breakthroughs

DEEP SCIENTIFIC HERITAGE

- Quantum computing company founded by a **Nobel Laureate** and **John S. Bell prize** winner
- Pioneered the **first trapped neutral atom demonstration**
- Deep technical team with **70+ total PhDs** across the company
- Robust intellectual property portfolio with **85+ patents**(1)
- Latest-generation machine has achieved **1,024 trapped atoms**
- Modular architecture delivering the only analog quantum computer today and an **accelerated path to fault-tolerant quantum computing in 2029**

FULLY COMMERCIAL TODAY

- **10** commercial QPUs
  - 7 installed / 3 in production
- **€16.5M 2025 commercial revenue**
- **€66M+**(2) **in booked & awarded business**

CURRENT CLIENTS

aramco, Crédit Agricole, LG, CMA CGM, Sumitomo Corporation

DATA CENTERS

GENCI (HPC at the service of knowledge), Jülich Forschungszentrum, CINECA, DistriQ Quantum Innovation Zone

SOVEREIGN SUPPORT WITH KEY STRATEGIC PARTNERS

- Headquartered in France with **deep support across government, academia and industry**
- **$550M+** capital raised to date(3)
- Backed by a **high-quality investor base**

  bpifrance, European Innovation Council, Quanta Computer, Quanto Nation, LG

- Supported by **leading strategic partners:**

  NVIDIA(4), IBM(4), Google Cloud, Microsoft Azure

(1) Includes pending patents.
(2) Includes booked and awarded Business including Grants as of March 2026.
(3) Includes $250M Committed Convertible Financing initially announced in connection with Business Combination.
(4) Pasqal is part of the IBM Quantum Network.
(5) Pasqal is part of Nvidia's NVQLink initiative.

6

Our Technology And Product Roadmap Orion HARDWARE R&D COMMERCIAL HARDWARE PRODUCTS ON-PREM & CLOUD Physical qubits per QPU Logical qubits Logical fidelity 95% 98% 99,9% 99,9999% ALGORITHM & ACCELERATED LIBRARIES Beta 100+ qubits Alpha 100+ qubits Gamma 140 – 200+ qubits Vela 200+ qubits First QA Centaurus Analog & Early FTQC Lyra Analog & Impactful FTQC Open-source libraries Quantum application 2 0 2 2 2 0 2 3 2 0 2 4 2 0 2 5 2 0 2 6 E 2 0 2 7 E 2 0 2 8 E 2 0 2 9 E Break-even MegaQuOps 2 20 200 QA on Quantum Matter QA on Materials, Optimization & ML Optimization applications Specialized libraries for Q Simulation, Optimization and Graph ML GML apps Digital FTQC SDK and applications 10+ PIC enabled parallel 1Q gates 100+ PIC enabled parallel 2Q gates Hybrid Quantum/Classical computing Slurm integration Hybrid programming model development Low-latency HW co-location 200 1,000 10,000-50,000 7 Note: Roadmap based on management's reasonable estimates with respect to product research and development.

Pasqal's Leadership And Founding Team 8 Wasiq Bokhari Chief Executive Officer Loïc Henriet Chief Technology Officer Co-Founder • 2022 Nobel Prize in Physics Prof. Antoine Browaeys Co-Founder • 2025 John S. Bell Prize • Rydberg blockade pioneer Dr. Georges-Olivier Reymond Co-Founder • First trapped neutral atom 2001 Technical Management Team with Operational Heritage Distinguished Founding Team Prof. Alain Aspect • Entanglement experiments

Pasqal's First Commercial Computer Deployed Our History Pioneering The Neutral Atom Technology 9 1982 2001 2010s 2019 2024 2025 Prof. Alain Aspect's Nobel- winning entanglement experiments Achieved Rydberg blockade & quantum simulation (Prof. Antoine Browaeys) Series A €25M; first Orion Alpha QPU delivered 1,024-atom register; Aramco (Saudi Arabia) & Distriq (Canada) deliveries First trapped neutral atom (Dr. Georges Olivier-Reymond) Pasqal co-founded by Aspect, Browaeys, Reymond, Jurczak & Lahaye Series B €100M; QPUs delivered and integrated into GENCI supercomputer and Jülich HPC environments $200M Series C and $250M Committed Convertible Financing: Total $450M 1982 2001 2010s 2019 2022 2024 2025 Quantum Advantage Displayed on TmMgGaO4 Commissioning & Inauguration of Aramco QPU 2026 2026

Practical Quantum Computing: Today, Not Tomorrow 10

11 Quantum Computing Is The Third Pillar Of The Future Of HPC: CPU+GPU+QPU Based Computation VISUALIZATION OF A HYBRID FUTURE HPC WORKFLOW CPU GPU CPU GPU QUANTUM HPC workflows combine multiple types of specialized computing resources: Quantum computing will be one of them Complex challenges will be addressed through an iterative, hybrid process that leverages quantum, AI and classical computing The Cloud provides the essential infrastructure to integrate quantum & classical workflows, current HPC systems and next-generation hybrid computing solutions QUANTUM 11 Pasqal's Software Stack Enables Seamless Integration of Our QPUs with CPU and GPU Based Compute at Scale.

We Deliver Quantum Revolution today

Pasqal

Our Full Stack Platform is Unique in Delivering Industry-Leading Analog Today and FTQC in 2029

PHASE I-II (NOW–2030)*

From Utility to Advantage

Hybrid as practical path:
Quantum for hard subproblems & HPC/AI for the end-to-end workflow.

Verticals focus:
Materials & Chemicals, Energy, Finance, Logistics, Telco.

Technical ramp:
Error mitigation, Higher fidelity, Early error correction, towards delivering 200+ logical qubits in 2029.

*Based on management's reasonable estimates and assessment as of May 2026.

PHASE III (2030–2035+)*

The "Fault-Tolerant" Era

Fault tolerance unlocks scale:
Large-scale, error-corrected quantum computing for reliably running general quantum algorithms.

Verticals focus:
Deep molecular simulation (drug discovery), advanced materials & chemistry, industrial scale optimization.

Technical ramp:
Robust quantum error correction, large logical-qubit systems (10,000+ logical qubits), enabling long circuits and high-accuracy results.

12

Pasqal Has Delivered Quantum Advantage In Materials Simulation, Pasqal Showed Results Not Achievable Through Classical Computers. 13 PERFORMANCE USEFULNESS CLASSICAL LIMIT KCuF3, 2026 TmMgGaO4, 2026 "Math for math's sake" GBS, 2020 RCS, 2023 RCS, 2019 Quantum simulation Toy model Ising, 2024 XY, 2024 QUANTUM ADVANTAGE ZONE

High-fidelity simulation of a real material Simulation of the material with Pasqal quantum processing unit. It matches reality Quantitative match of simulations and predictions with measurements made @MagLab. Repeatable on different machines Five QPUs gave the same answer. One-to-One Quantum Simulation Of TmMgGaO4 14 TmMgGaO4 MODEL Source: [2603.20372] One-to-one quantum simulation of a frustrated magnet with 256 qubits

A $720B Market Opportunity By 2040 Source: Global Quantum Intelligence (GQI) as of February 2026. 2040 Projected Market $720B FINANCIAL SERVICES CROSS-SECTOR APPLICATIONS LOGISTICS & TRANSPORT LIFE SCIENCES & PHARMA ADVANCED MATERIALS & ENERGY $30B $70B $190B $200B $230B Cross-Sector / Other Security & Cryptography Materials & Life Sciences Machine Learning & AI Optimization (Finance, Logistics) PASQAL ADDRESSES ALL FIVE SEGMENTS WITH ITS DUAL ANALOG-DIGITAL CAPABILITIES Materials & optimization today; machine learning and full FTQC anticipated by 2029+ 15

Pasqal's Commercial Success 16

Quantum Computing Deployed Commercially Today 17 Pasqal QPUs Operating Today in Standard Data Centers Integrated within HPC Data Centers and Enterprises without deep cryogenics. QPU Architecture Built To Handle Both Analog and FTQC Modular approach provides the infrastructure for analog compute today, with simple upgrades for future fault- tolerant compute. LATEST OPERATIONAL SYSTEM – 200 QUBITS CLOUD PARTNERS

ENERGY ▪Portfolio optimization ▪Risk modeling ▪Oil & Gas: Upstream to Downstream ▪Grid Optimization FINANCIAL SERVICES € $ ▪Materials discovery ▪Battery modeling ▪Molecular simulation HIGH VALUE MATERIALS & CHEMICALS LOGISTICS & MOBILITY ▪Routing High Impact Use Cases Across Multiple Industries We have executed over 25 use cases in multiple industry verticals for leading global companies

19 Pasqal's Vertically Integrated Go-To-Market Approach HOW WE SELL Direct Sales of QPUs and cloud hours to enterprise, HPC, supercomputing and research customers. Indirect sales through Microsoft Azure and Google Cloud for cloud hours to enterprise and research customers. Ecosystem partners (e.g. CapGemini, BCG, Tata) integrate/resell Pasqal's quantum capabilities as part of broader solution deployments. WHY IT WORKS Dedicated Access: enterprise customers deploy in their own data centers. Low Barrier To Entry: cloud access provides easier access and lowers capital expenditures. Business Relevance: differentiated catalog of existing use cases for various industries. Scalability And Compatibility: integration with existing workflows. WHAT WE SELL Quantum Processor Units (QPUs) on- premises deployments to HPC and supercomputing datacenters. Cloud access to QPUs (QCaaS) via Pasqal's private cloud, Google Cloud or Microsoft Azure to enterprise and R&D community. Quantum Solutions: Enterprise software solutions on real quantum hardware to accelerate business impact. Customers get quantum solutions the way they want: On-Prem or Cloud based

20 Pasqal Is A Global Leader In High-qubit Quantum Processing Units Source: Publicly available information as of May 2026.. (1) Includes public and private fundraising. (2) Includes $250M Committed Convertible Financing initially announced in connection with Business Combination. (3) Includes U.S. Department of Commerce investment under the CHIPS act. (3 in Production) 10 7 6 3 3 3 0 0 $550M+(2) Quantum Computer Delivered Capital Raised(1) $600M+ $4B+ $500M+ $1.2B+(3) $1.5B+(3) $1.2B+(3) $350M+(3)

Pasqal's Software Approach Can Win The Market

Pasqal

User Applications

The front-end where users design, develop, and submit quantum programs along with specifying computational resources

Resource Coordination

"Middleware" that coordinates the hybrid execution environment - the bridge between classical HPC (or cloud), AI and QC

QPU

The core quantum engine - manages quantum processing, control, and measurement

SIMPLIFIED STACK

- Quantum Applications
- Quantum SDKs
- Neutral Atom Programming

Integration with HPC and Cloud – hybrid runtime environment

IBM[2] NVIDIA

API – QPU runtime – Operating system – Electronics

Key Takeaways

- **Pasqal accelerates quantum development by providing a full-stack environment – from Software Development Kits to applications**
- **The product enables scalable experimentation with standardized APIs and QPU interfaces**
- **Rapidly deployable with proven use cases**

85+ Total Patents[1]

53+ Hardware



11%
21%
42%
26%
Qubit Numbers and Register-Related Technologies
QPU Operations – Fidelity and Flexibility
Quantum Error Correction and Next-Gen Technologies
Industrialization

33+ Software



27%
18%
9%
45%
Optimization
Quantum Simulation and Materials
Quantum Machine Learning
Infrastructure and Quantum Software

(1) Includes pending patents.
(2) Pasqal is part of the IBM Quantum Network.

21

Pasqal's Technology Advantage 22

Fundamental Advantages Of Neutral Atom Technology

Pasqal


37
Rb
Rubidium
85,4678
|1⟩
|0⟩

SCALABILITY

No major roadblocks anticipated in the near-term to scale the qubit count to 10,000 qubits and beyond, following our roadmap[1]

Lower cost and manufacturing simplicity

DUAL DIGITAL-ANALOG MODES

The dual analog-digital capability, offers the opportunity of near-term value with analog while developing FTQC

Ready for fault-tolerant computing upgrades

LONG COHERENCE, UNIFORMITY AND QUALITY

Because our qubits are atoms, they are inherently identical and free from fabrication defects, enabling long coherence times

Greater yields and better performance

HYBRID QUANTUM-CLASSICAL ARCHITECTURES

Integration alongside classical hardware for scalable solutions

Versatility and modularity

ROOM TEMPERATURE & LOW ENERGY CONSUMPTION

No cryogenics required. The system operates at room temperature, significantly reducing power consumption

Minimal upfront CAPEX and maintenance

(1) Roadmap based on management's reasonable estimates with respect to product research and development. Please refer to Slide 7 for additional information.

23

Estimated max number of qubits per single QPU 1995 2000 2005 2010 2015 2020 2025 0.001 0.01 0.1 Ions Superconducting Neutral atoms Neutral atoms are most promising for scale Fidelities are rapidly achieving parity with older modalities 24 Neutral Atoms Are Considered Best-Suited To Reach Broad Quantum Advantage And FTQC At Scale 2027 ~50k ~3-6k ~100-200 Neutral atoms Super conducting Trapped ions Fidelity

Why Neutral Atoms Is A Winning Modality

Pasqal

	PASQAL (Neutral Atoms)	Superconducting (IBM, Google)	Trapped Ion (IonQ, Quantinuum)	Photonic (PsiQ, Xanadu)	Annealing (D-Wave)
Scalability (per QPU)	**10K – 50K**	~3,000–6,000	~100–200	Theoretical only	n/a
Qubits today	**1,024 demonstrated**	~133 (Heron)	36–56	Limited	5,000+ (annealer)
Connectivity	**All-to-all (native)**	Nearest neighbor	All-to-all (small)	Linear	20:1
Operating temp.	**Room / 4K**	~25 mK (deep cryo)	Vacuum + cryo	Cryogenic detectors	~15 mK
Logical overhead	**~100:1**	~1,000:1	~1,000:1	~1,000:1	n/a
Dual analog-digital	**✓ Yes**	✗ No	✗ No	✗ No	✗ Annealing only
Demonstrated Quantum advantage	**✓ Magnetic Materials (2026)**	✗	✗	✗	✗

25

Technological Advancements For Scaling A Neutral Atom QPU Key technology enablers: 1. LOADING 2. MOVEMENT 3. RE-ARRANGEMENT ▪Optical architecture for large arrays: high power laser and high numerical aperture optics ▪High-fidelity assembly: optimized rearrangement + two-cycle strategy ▪Cryogenic 4 Kelvin design for extreme-high vacuum + long trapping lifetimes 26

Results: Defect-free 1024 Atom Register 1Atoms loaded. 2 Rearranged. Few defects. 3 1,024 atoms rearranged. No defect. 1,000+ qubits REACHED 27

From A Physical To A Logical Qubit Physical vs logical qubits Building blocks for computing with logical qubits 1 Robust physical qubits 2 Reliable atomic operations 3 All-to-all connectivity 4 Fast Qubit readout 5 Error-detecting or error-correcting code 28

Error Detection Demonstration On A Pasqal System

Pasqal

Implementing a [[4,2,2]] code

Target state

$$|00\rangle_L = \frac{1}{\sqrt{2}}(|0000\rangle + |1111\rangle)$$


|0⟩
H
Z

We use 4 physical qubits (+ 1 flag qubit) to encode 2 logical qubits, with checks based on the parity

Experimental implementation:

Experimental data

Ideal case

WITHOUT ERROR DETECTION

Probability ~ 40%


0.5
0.4
0.3
0.2
0.1
0.0
Probability
00000
00001
00010
00011
00100
00101
00110
00111
01000
01001
01010
01011
01100
01101
01110
01111
10000
10001
10010
10011
10100
10101
10110
10111
11000
11001
11010
11011
11100
11101
11110
11111
State bitstrings

Raw bitstrings

WITH ERROR DETECTION

Probability ~ 90%


0.5
0.4
0.3
0.2
0.1
0.0
Probability
0000
0011
0101
0110
1001
1010
1100
1111
State bitstrings

After post-selection on parity

29

Source: [2605.21276] Benchmarking a machine-learning differential equations solver on a neutral-atom logical processor

Solve Differential Equations With Physical And Logical Qubits ▪We solve differential equations, and compare end-to-end performance between logical and physical qubits ▪We reach a lower error with logical qubits We believe this is the first time worldwide that differential equations can be solved using a Logical Quantum Algorithm Source: [2605.21276] Benchmarking a machine-learning differential equations solver on a neutral-atom logical processor 30

Modular Hardware & Rapid Innovation Pasqal Customers Get Future-Proof Systems To Match Their Needs Qubit number upgrade Noise reduction Digital gates Error correction Addressability QPU 31 Modular and Upgradable Systems for Future-Proofed Excellence Pasqal's modular hardware architecture enables clients to tailor qubit count, noise performance, addressability, among others to enhance and simplify the user experience

Growth Execution & Financial Position 32

Growth Pillars Building a Global Presence Build a broader commercial presence across Europe, U.S., GCC and Asia Pacific with new regional teams and ongoing collaborations Scaling Quantum Computing As A Service (QCaaS) Expand cloud-based quantum access and accelerate QCaaS adoption using enterprise-ready applications and QPU emulation Enterprise-Grade Ready QPU & Manufacturing Capabilities Standardize QPU deployments and scale manufacturing to support growing demand and HPC performance needs Engage with customers in specific verticals and use cases based on analog hybrid quantum compute Enable High Value Use Cases Quantum Advantage (QA) Inflection Point Build on first demonstration of quantum advantage in materials science with impactful one-to-one simulation of rare earth material TmMgGaO4 in Q1 2026 QCaaS + Quantum Data Deliver quantum-embedded data—unavailable through classical methods—to unlock new insights in catalysis, corrosion, and memory materials 33

34 Commercial Revenue Growth Since 2024 Creates Foundation To Drive Scale And Future Growth Expected To Be Well Capitalized To Deliver Our Roadmap ($M) (1) Pasqal audited financials. (2) Current cash on hand as of 4/30/2026. Current cash balance of €124.7M converted to USD based on EUR / USD conversion rate of 1.1595 per European Central Bank as of 4/30/2026. (3) Includes $290.6M from SPAC Trust inclusive of deferred underwriting fees of up to $12.25M, $250M of convertible note financing (to purchase $312.5M aggregate principal amount of senior unsecured convertible bonds and investment warrants) initially announced in connection with Business Combination, net of $36M fees and expenses. Does not reflect potential SPAC redemptions. Revenue (€M)(1) (2) €66M+ Booked and Awarded Business including Grants as of March 2026 10 QPUs (7 Installed, 3 in Production) 25+ Quantum Solutions Contracts in Booked and Awarded Business including Grants as of March 2026 € 3.5 € 16.5 € 14.3 € 23.7 2024 2025 Commercial Grant $504.6 $144.6 $649.1 Cash on Hand Cash Post De-SPAC De-SPAC (3)

35 Industry Leading Manufacturing Capabilities Available to Serve Customer Demand Pasqal's Investment in Infrastructure and Processes Enables Delivery of up to 13 Quantum Computers per Annum Subject To Full Staffing and Parts Availability Expected Production Capacity Based On QPU Type Total Capacity Total Capacity 13 QPU Type QPU Productions On-Premise 3 – 4 Cloud 7 – 8 R&D 2 13 13 (1) All capacity numbers represent target throughput range. (1)

We are a Global Leader in Industrialization of Quantum Computers Industrialization is a challenge Industrialization is the only sustainable way to commercialize and support QPUs by unlocking: ▪Repeatable delivery and fast deployment ▪Low cost-to-serve ▪High reliability & customer trust Industrialization acts as an accelerator for R&D by offering: ▪Fast and reliable integration ▪Focus R&D efforts on new technological bricks ▪Reduce time from R&D to product but a strategic asset for Pasqal ▪Industrialization must be agile and adapted to the maturity of the company. ▪Industrialization has a cost and requires resources. ▪Industrialization is gradual and requires us to anticipate on future production volumes. 36

Transaction Overview

Pasqal

- Pasqal to be acquired by Bleichroeder Acquisition Corp. II at Pre-Money Equity Value of ~$2.0 billion
- Transaction to result in $649.1M cash to balance sheet, assuming no redemptions or repayments
- $250M committed convertible financing at announcement of BCA.

Estimated Sources ($M)	
Issuance of Shares	$2,000.0
SPAC Cash in Trust(1,4)	290.6
Pasqal Existing Cash(2)	144.6
Convertible Financing(3)	250.0
Total	**$2,685.1**

Estimated Uses ($M)	
Rollover Equity Value	$2,000.0
Cash to Balance Sheet(4)	649.1
Est. Fees and Expenses	36.0
Total	**$2,685.1**

Pro Forma Valuation at Closing ($M, except per share data)	
Assumed Share Price	$10.00
Pro Forma Shares Outstanding (M)	264.4
Pro Forma Equity Value	**$2,643.7**
Less: Cash	(649.1)
Pro Forma Enterprise Value	**$1,994.6**

Illustrative Pro Forma Ownership(4)



Existing Pasqal Shareholders, 76%
$2.6B Equity Value
Bleichroeder Shareholders, 11%
Convertible Investors, 10%
Bleichroeder Sponsor, 3%

(1) Inclusive of deferred underwriting fees of up to $12.25M. As of April 30, 2026.
(2) Pasqal existing cash reflects current cash balance of €124.7M as of 4/30/2026. Figures are converted to USD based on EUR / USD conversion rate of 1.1595 as of 4/30/2026.
(3) $250M convertible note financing (to purchase $312.5M aggregate principal amount of senior unsecured convertible bonds and investment warrants) initially announced in connection with Business Combination.
(4) Assuming no redemptions.

37

Expected Use Of Proceeds TECHNOLOGY DEPLOYMENT ▪Scale production ▪Address market use cases ▪HPC integration FTQC RAMP-UP Expected to deliver 200+ logical qubits by end of 2029 ACCELERATION OF QUANTUM ADVANTAGE Build on first display of quantum advantage in materials science achieved in Q1 2026. INTERNATIONAL COMMERCIAL & ORGANIZATIONAL GROWTH in key geographies including US, GCC, APAC and EU 38

Peer Valuation Public Comparables Recent De-SPACs Valuation as of 5/22/2026 Pro-Forma Enterprise Value Based on Business Combination Agreement Price USD, Billions Based on Company filings and other publicly available information. (1) Implied pro forma valuation based on SPAC trading price as of 5/22/2026. (1) (1) Pasqal's Valuation In Line with Peers While Delivering Growing Commercial Quantum Computing Revenues $2.0 39 (Pre-Money Valuation) $24.0 $10.7 $8.9 $4.8 $3.3 $0.7 $3.3 $2.0 $3.3 $1.7

Disclaimer 40 These materials are provided for informational purposes only and have been prepared to assist interested parties in making their own evaluation with respect to a business combination (the "Business Combination") between Pasqal Holding SAS ("Pasqal") and Bleichroeder Acquisition Corp. II ("Bleichroeder") and related transactions and for no other purpose. These materials are being furnished solely to Business Combination counterparties (collectively, the "Recipients" and each, a "Recipient") solely to facilitate their consideration and evaluation of the Business Combination. By accepting this presentation, each recipient acknowledges and agrees to use any materials and information contained herein solely in connection with evaluating Pasqal, Bleichroeder, and their respective affiliates with respect to the Business Combination and otherwise in accordance with these terms and applicable law, including federal and state securities laws. The information provided herein is not all-inclusive, nor does it contain all information that may be desirable or required in order to properly evaluate the Business Combination discussed herein. Each recipient shall rely on its own independent analysis to assess the accuracy and completeness of all materials and information contained herein, including with respect to legal, tax and accounting. The information presented in these materials has been developed internally and/or obtained from sources believed to be reliable; however, none of Pasqal, Bleichroeder or their respective subsidiaries and affiliates, directors, officers, employees, representatives, consultants, legal counsel and/or agents (as to any person or entity, its "Representatives") guarantees nor makes any representation or warranty, express or implied, as to the accuracy, adequacy, timeliness or completeness of such information or any oral information provided in connection herewith, or any data such information generates, accepts no responsibility, obligation or liability (whether direct or indirect, in contract, tort or otherwise) in relation to any of such information and assumes no responsibility for independent verification of such information. Pasqal, Bleichroeder and each of their Representatives expressly disclaim any and all liability which may be based on this document and any errors therein or omissions therefrom. Without limiting the generality of the foregoing, no audit or review has been undertaken by an independent third party of the financial assumptions, data, results, calculations and forecasts contained, presented or referred to in this document. Without limitation of the foregoing, none of Pasqal, Bleichroeder or their respective Representatives undertakes any obligation to update or provide additional information to a Recipient concerning the Business Combination or to correct or update any of the information set forth in these materials. This presentation speaks as of the date hereof and shall not be deemed to be an indication of the state of affairs of, or the absence of any change or development in, Pasqal or Bleichroeder at any other point in time. Each Recipient acknowledges that the materials may include unaudited financial information and statistical and other industry and market data obtained from industry publications and research, surveys, studies and other similar third-party sources, in each case which may include certain adjustments thereto and which may be based on various estimates and assumptions that have not been independently verified.

Disclaimer (Continued) 41 All statements other than statements of historical facts contained in this presentation are forward-looking statements. Forward-looking statements may generally be identified by the use of words such as "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "should," "would," "plan," "project," "forecast," "predict," "potential," "seem," "seek," "future," "outlook," "target" or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking statements are based on the current expectations of Bleichroeder and/or Pasqal's management and are subject to various known and unknown risks and uncertainties that could cause actual results to differ materially and adversely from those expressed or implied by such forward-looking statements. These statements include, among other things, statements regarding future events, the Potential Transaction between Bleichroeder and Pasqal, the estimated or anticipated future results and benefits of the combined company following the Potential Transaction, including the likelihood and ability of the parties to successfully consummate the Business Combination, future opportunities for the combined company, the committed PIPE financing, Pasqal's use of proceeds from its capital raising transactions and expectations with respect to future raises; Pasqal's expectations concerning its production capacity, workforce, employees and investments; Pasqal's expectations relating to the Potential Transaction, its plan to pursue a dual listing and timing thereof; Pasqal's research and development expectations; Pasqal's expectations relating to its governance and maintenance of status as a French legal entity; Pasqal's expectations concerning relationships with strategic partners, investors, and other third parties; and other statements that are not historical facts. Nothing in these materials is, or shall be relied on as, a promise or representation as to future performance. Any projections, forecasts and other estimates contained in these materials are for illustrative purposes only, based on various assumptions that may or may not accurately reflect future developments, and involve known and unknown risks and uncertainties that may cause actual results to differ materially from those reflected in these materials. Past performance is not indicative of future results and no representation or warranty, express or implied, is made as to the accuracy of any such projections, forecasts or other estimates. Changes in assumptions may have a material impact on the information included in these materials. Any forward-looking statements speak only as of the date they are made and each of Pasqal and Bleichroeder assumes no duty to and does not undertake to update forward-looking statements. These materials do not purport to set forth all of the terms and conditions of any Business Combination or to contain all of the information that a prospective investor may desire or require in its consideration of any Business Combination. The information presented in these materials is not guaranteed as to accuracy, does not purport to be complete and should not be used to form the basis of, be relied upon for, any investment decision. These materials shall be superseded in all respects by the disclosures, terms and conditions contained in the definitive disclosure or purchase documents, as applicable, and related information and documentation, if, as and when made, which may differ materially from the information presented in these materials. None of Pasqal, Bleichroeder or any of their respective Representatives makes any representation or warranty, express or implied, regarding the legal, tax or accounting impact of any prospective investor's investment in any Business Combination or any other matter described herein. By accepting delivery of these materials, each Recipient will be deemed to acknowledge and agree to the matters described above. If you are not the intended recipient of this document, please delete and destroy all copies immediately. This presentation also contains estimates and other statistical data made by independent third parties and by Pasqal and Bleichroeder relating to market size and growth and other data about Pasqal's industry. This data involves a number of assumptions and limitations, and each recipient is cautioned not to give undue weight to such estimates and other statistical data. The information contained in the third-party citations and websites referenced in this presentation is not incorporated by reference into this presentation. In addition, projections, assumptions and estimates of Pasqal's future performance and the future performance of the markets in which Pasqal operates are necessarily subject to a high degree of uncertainty and risk. For a description of certain risks relating to Pasqal, including its business and operations, and to the Potential Transaction, please refer to "Risk Factors" at the end of this presentation and as disclosed in the Registration Statement (as defined below).

Disclaimer (Continued) 42 Additional Information About the Business Combination and Where to Find It Additional information about the Business Combination, including a copy of the business combination agreement was filed on March 4, 2026, by Bleichroeder in a Current Report on Form 8-K with the U.S. Securities and Exchange Comission (the "SEC"). The Business Combination will be submitted to shareholders of Bleichroeder for their consideration. Bleichroeder, Bleichroeder Acquisition France Merger Sub 2, a société anonyme formed under the laws of the Republic of France and Pasqal have jointly filed a registration statement on Form F-4 (the "Registration Statement") with the SEC, includes a proxy statement/prospectus and certain other related documents, which will serve as both the proxy statement/prospectus to be distributed to Bleichroeder's shareholders in connection with Bleichroeder's solicitation of proxies for the vote by Bleichroeder's shareholders in connection with the Business Combination and other matters described in the Registration Statement, as well as the prospectus relating to the offer of the securities to be issued to Pasqal's shareholders in connection with the completion of the Business Combination. After the Registration Statement has been declared effective, a definitive proxy statement/prospectus and other relevant documents will be mailed to Pasqal shareholders and Bleichroeder shareholders as of the record date established for voting on the Business Combination. Before making any voting or investment decision, Bleichroeder and Pasqal shareholders and other interested persons are advised to read the proxy statement/prospectus and any amendments thereto and, once available, the definitive proxy statement/prospectus, as well as other documents filed with the SEC by Bleichroeder in connection with the Business Combination, as these documents will contain important information about Bleichroeder, Pasqal and the Business Combination. Shareholders may obtain a copy of the preliminary or definitive proxy statement/prospectus, once available, as well as other documents filed by Bleichroeder with the SEC, without charge, at the SEC's website located at www.sec.gov or by directing a written request to Bleichroeder, 1345 Avenue of the Americas, Fl 47, New York, NY 10105. Participants in the Solicitation Bleichroeder, Pasqal and certain of their respective directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be participants in the solicitation of proxies from Bleichroeder's shareholders in connection with the Business Combination. A list of the names of Bleichroeder's directors and executive officers and a description of their interests in Bleichroeder and the business combination is contained in the sections entitled "Directors, Executive Officers and Corporate Governance," "Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters," and "Certain Relationships and Related Transactions, and Director Independence" of the Annual Report filed by Bleichroeder with the SEC on March 16 2026 and the Current Report on Form 8-K filed with the SEC on May 1, 2026, each of which is available free of charge at the SEC's website at www.sec.gov. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests is included in the proxy statement/prospectus. Shareholders, potential investors and other interested persons should read the proxy statement/prospectus carefully before making any voting or investment decisions. You may obtain free copies of these documents from the sources described above. No Offer or Solicitation This presentation does not constitute an officer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration of qualification under the securities laws of any such jurisdiction. This presentation is not, and under no circumstances is to be construed as, a prospectus, an advertisement or a public offering of the securities described herein in the United States or any other jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or exemptions therefrom. Investment in any securities described herein has not been approved by the SEC or any other regulatory authority nor has any authority passed upon or endorsed the merits of the offering or the accuracy or adequacy of the information contained herein. Any representation to the contrary is a criminal offense.

Disclaimer (Continued) 43 Note Regarding Trademarks Pasqal, the Pasqal logo, and other registered or common law trade names, trademarks, or service marks of Pasqal appearing in this presentation are the property of Pasqal. This presentation contains additional trade names, trademarks, and service marks of other companies that are the property of their respective owners. Solely for convenience, Pasqal's trademarks and trade names referred to in this presentation appear without the ® and TM symbols, but those references are not intended to indicate, in any way, that Pasqal will not assert, to the fullest extent under applicable law, its rights, or the right of the applicable licensor, to these trademarks and trade names.

Risk Factors 44 The below list of risk factors has been prepared solely for purposes of the proposed private placement transaction (the "Private Placement") as part of the proposed business combination of Bleichroeder Acquisition Corp. II ("Bleichroeder") and Pasqal Holding SAS (the "Business Combination"), and solely for potential investors in the Private Placement, and not for any other purpose. All references to "Pasqal," the "Company", "us" or "our" refer to the business of Pasqal Holding SAS and its consolidated subsidiaries. The risks presented below are certain of the general risks related to the business of the Company, the Private Placement and the Business Combination, and such list is not exhaustive. The list below is qualified in its entirety by disclosures contained in future documents filed or furnished by the Company and Bleichroeder, with the U.S Securities and Exchange Commission ("SEC"), including the documents filed or furnished in connection with the proposed transactions between the Company and Bleichroeder. The risks presented in such filings will be consistent with those that would be required for a public company in its SEC filings, including with respect to the business and securities of the Company and Bleichroeder and the proposed transactions between the Company and Bleichroeder, and may differ significantly from and be more extensive than those presented below. Investing in securities (the "Securities") to be issued in connection with the Business Combination involves a high degree of risk. You should carefully consider these risks and uncertainties, together with the information in the Company's consolidated financial statements and related notes, and should carry out your own due diligence and consult with your own financial and legal advisors concerning the risks and suitability of an investment in the Private Placement, before making an investment decision. There are many risks that could affect the business and results of operations of the Company, many of which are beyond its control. If any of these risks or uncertainties occurs, the Company's business, financial condition and or operating results could be materially and adversely harmed. Additional risks and uncertainties not currently known or those currently viewed to be immaterial may also materially and adversely affect the Company's business, financial condition and/or operating results. If any of these risks or uncertainties actually occurs, the value of the Company's equity securities may decline, and any investor in the Private Placement may lose all or part of its investment. Risks Related to Our Business Capital Requirements and Cost Fluctuations. Our business and our future plans for expansion are capital intensive, and the specific timing of cash inflows and outflows may fluctuate substantially from period to period. Our operating plan may change because of factors currently unknown, and we may need to seek additional funds sooner than planned, through public or private equity or debt financings or other sources, such as strategic collaborations. Such financings may result in dilution to our shareholders, issuance of securities with priority as to liquidation and dividend and other rights more favorable than ordinary shares, imposition of debt covenants and repayment obligations or other restrictions that may adversely affect our business. There can be no assurance that financing will be available to us on favorable terms, or at all. The inability to obtain financing when needed may make it more difficult for us to operate our business or implement our growth plans. Development. Our technical roadmap and plans for commercialization involve technology that is not yet available for customers and may never become available or meet desired technical specifications. Our current and planned products are inherently complex and incorporate technology and components that have not been used for other applications and that may contain defects and errors, particularly when first introduced. Building quantum computers requires advances in both science and engineering, and Pasqal may not have the ability to deliver those advances. The markets in which we operate are still rapidly evolving and highly competitive and the impact of rapidly changing science and engineering technologies could have an impact on the delivery of our technical roadmap which means that future generations of products both in quantum annealing and in gate model may be delayed or may never be delivered. If this happens, our technical roadmap may be delayed or may never be achieved, either of which would have a material impact on our business, financial condition or results of operations.

Risk Factors (Continued) 45 Competition. The quantum computing industry is competitive on a global scale and we may not be successful in competing in this industry or establishing and maintaining confidence in its long-term business prospects among current and future partners and customers. As the marketplace continues to mature and new technologies and competitors enter, we expect competition to intensify. Such competition may negatively impact our ability to maintain and grow consumption of its platform or put downward pressure on its prices and gross margins, any of which could materially harm our reputation, business, results of operations, and financial condition. Our Industry. The quantum technology industry is in its early stages and volatile, and if it does not develop, if it develops slower than we expect, if it develops in a manner that does not require use of our quantum solutions, if it encounters negative publicity or if our solutions do not drive commercial engagement, the growth of our business will be harmed. Strategic Partners. We have entered into, and may enter into, strategic partnerships to develop and commercialize our current and future research and development programs with other companies. We may not be successful in establishing or maintaining suitable partnerships, and we may not be able to negotiate collaboration agreements having terms satisfactory to us, or at all. Failure to make or maintain these arrangements or a delay or failure in a collaborative partner's performance under any such arrangements could harm our business and financial condition. Third Parties. We depend on, and anticipate that we will continue to depend on, various third-party suppliers, contractors, and strategic partners in order to sustain and grow our business. Our ability to commercialize and scale our neutral atom quantum technology is dependent also upon components we must source from electronics, optics and other industries. Shortages or supply interruptions in any of these components will adversely impact our financial performance. French State Influence. We may be subject to restrictions or delays in changes of control or significant investments due to French State influence and foreign investment regulations. We are subject to French foreign investment regulations, which require prior authorization from the French Ministry of the Economy for the acquisition of significant interests by non-French investors in companies operating in sensitive sectors, including quantum technology and defense. The French State, through BPI, is also a shareholder and will have representation on the board of the combined company (the "Combined Company"). As a result, we may be subject to governmental oversight and intervention in our business affairs as a result of this governance structure. Licensing and Acquisition of Intellectual Property. Licensing of intellectual property is of critical importance to our business. The licensing or acquisition of third-party intellectual property rights is a competitive area, and more established companies may also pursue strategies to license or acquire third-party intellectual property rights that we may consider attractive or necessary. These established companies may have a competitive advantage over us due to their size, capital resources, and greater commercialization capabilities. In addition, companies that perceive us to be a competitor may be unwilling to assign or license rights to us. We also may be unable to license or acquire third- party intellectual property rights on terms that would allow us to make an appropriate return on our investment or any return on our investment at all. If we are unable to successfully obtain rights to required third-party intellectual property rights, we may have to abandon development of our products and technologies, which could have an adverse effect on our business, financial condition, results of operations, and prospects.

Risk Factors (Continued) 46 Risks Related to the Private Placement Capital Raise. There can be no assurance that we will be able to raise the anticipated $250 million in the Private Placement, or that the amount of funds raised in the Private Placement will be sufficient to consummate the Business Combination or for use by the Combined Company. Voting Power. The issuance of shares of the Combined Company's securities in connection with the Private Placement will dilute the voting power of the Combined Company's shareholders. Risks Related to the Business Combination Transaction Costs. Both Bleichroeder and we will incur significant transaction costs in connection with the Business Combination. Contingencies of Business Combination. The consummation of the Business Combination is subject to a number of conditions and if those conditions are not satisfied or waived, the Business Combination Agreement may be terminated in accordance with its terms and the Business Combination may not be completed. Key Personnel. The ability to successfully effect the Business Combination and the Combined Company's ability to successfully operate the business thereafter will be largely dependent upon the efforts of certain of our key personnel, all of whom we expect to stay with the Combined Company following the Business Combination. The loss of such key personnel could negatively impact the operations and financial results of the combined business. Redemption. If a significant number of Bleichroeder's ordinary shares are elected to be redeemed in connection with the Business Combination, the stock ownership of the Combined Company will be highly concentrated, which will reduce the public "float' and may have a depressive effect on the market once of the ordinary shares of the combined company. Redemptions will also reduce the amount of capital available to the Combined Company following the Business Combination. Value of Securities. If the Business Combination's benefits do not meet the expectations of investors or securities analysts, the market price of Bleichroeder's securities or, following the consummation of the Business Combination, the value of the Combined Company's securities, may decline. Stock Exchange Approval. There can be no assurance that the Combined Company's securities will be approved for listing on the chosen stock exchange or that the Combined Company will be able to comply with the continued listing standards of such stock exchange Conflicts of Interest. Some of Bleichroeder's officers and directors may have conflicts of interest that may influence or have influenced them to support or approve the Business Combination without regard to your interests or in determining whether we are an appropriate target for Bleichroeder's initial business combination. Legal Proceedings. Legal proceedings or governmental investigations in connection with the Business Combination, the outcomes of which are uncertain, could delay or prevent the completion of the Business Combination.

Risk Factors (Continued) 47 Compliance with Laws. Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect us and the Combined Company's business, including Bleichroeder, and our ability to consummate the Business Combination, and results of operations. Market Price. The market price of the Combined Company's or Bleichroeder's equity securities may be volatile and decline materially as a result of volatility in our industry or the market generally, or for other reasons. Additionally, market value of companies that entered into business combination agreements with special purpose acquisition vehicles have been affected by adverse economic and market forces, which may induce downward pressure on the price and trading volume of the Combined Company's or Bleichroeder's equity securities. Operating as a Public Company. Upon consummation of the Business Combination, the Combined Company will be required to comply with additional regulatory, reporting, and corporate governance requirements applicable to public companies, including the rules and regulations of the SEC and the listing standards of the stock exchange on which the Combined Company's securities are listed. These requirements will place significant demands on the Combined Company's management, administrative, operational, and accounting resources, and will result in increased legal, accounting, compliance, and other costs that Pasqal has not historically incurred as a private company. There can be no assurance the Combined Company will have the ability to maintain internal control over financial reporting and operate as a public company. In addition, as a public company, the Combined Company will be subject to heightened public scrutiny by investors, securities analysts, and the media, which could affect the market price of its securities. The need to establish the corporate infrastructure necessary for a publicly traded company may divert management's attention from implementing the Combined Company's corporate strategy, which could delay or impede the achievement of the Combined Company's business objectives.